UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VOLTERRA SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3251865
(State of Incorporation)	(I.R.S. Employer Identification No.)

47467 Fremont Blvd.

Fremont, CA 94538-6437

(510) 743-1200

(Address, including zip code, and telephone number of principal executive offices)

2004 Equity Incentive Plan

2004 Non-Employee Directors’ Stock Option Plan

2004 Employee Stock Purchase Plan

(Full title of the plans)

Jeffrey Staszak

President and Chief Executive Officer

Volterra Semiconductor Corporation

47467 Fremont Blvd.

Fremont, CA 94538-6437

(510) 743-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon K. Ho, Esq.

Cooley LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.001 per share, reserved for future grant under the Registrant’s 2004 Equity Incentive Plan	1,315,649 shares	$29.32	$38,574,828.68	$4,420.68
Common stock, par value $0.001 per share, reserved for future grant under the Registrant’s 2004 Non-Employee Directors’ Stock Option Plan	60,000 shares	$29.32	$1,759,200.00	$201.60
Common stock, par value $0.001 per share, reserved for future grant under the Registrant’s 2004 Employee Stock Purchase Plan	460,477 shares	$29.32	$13,501,185.64	$1,547.24
Total	1,836,126 shares		$53,835,214.32	$6,169.52

(1)	Represents additional shares issuable under the Registrant’s 2004 Equity Incentive Plan, 2004 Non-Employee Directors’ Stock Option Plan and 2004 Employee Stock Purchase Plan (collectively, the “Plans”) by reason of the automatic share increase provisions of each of the Plans. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price is based on $29.32, the average of the high and low prices of the registrant’s common stock on March 6, 2012 as reported on the Nasdaq Global Select Market.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the Registration Statement on Form S-8 (File No. 333-172735) filed by Volterra Semiconductor Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 10, 2011 and the documents incorporated therein, are incorporated by reference herein.

The contents of the Registration Statement on Form S-8 (File No. 333-165216) filed by the Company with the SEC on March 4, 2010 and the documents incorporated therein, are incorporated by reference herein.

The contents of the Registration Statement on Form S-8 (File No. 333-157698) filed by the Company with the SEC on March 4, 2009 and the documents incorporated therein, are incorporated by reference herein.

The contents of the Registration Statement on Form S-8 (File No. 333-149568) filed by the Company with the SEC on March 6, 2008 and the documents incorporated therein, are incorporated by reference herein.

The contents of the Registration Statement on Form S-8 (File No. 333-141265) filed by the Company with the SEC on March 13, 2007 and the documents incorporated therein, are incorporated by reference herein.

The contents of the Registration Statement on Form S-8 (File No. 333-123090) filed by the Company with the SEC on March 2, 2005 and the documents incorporated therein, are incorporated by reference herein.

The contents of the Registration Statement on Form S-8 (File No. 333-118006) filed by the Company with the SEC on August 6, 2004 and the documents incorporated therein, are incorporated by reference herein.

EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Volterra Semiconductor Corporation.

4.2(2)	Amended and Restated Bylaws of Volterra Semiconductor Corporation.

4.3(3)	Specimen Stock Certificate.

5.1(4)	Opinion of Cooley LLP.

23.1(4)	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(5)	Volterra Semiconductor Corporation 2004 Equity Incentive Plan and form of related agreement.

99.2(6)	Volterra Semiconductor Corporation 2004 Non-Employee Directors’ Stock Option Plan, as amended, and form of related agreement.

99.3(7)	Volterra Semiconductor Corporation 2004 Employee Stock Purchase Plan, as amended.

(1)	Previously filed as Exhibit 3.1 to Volterra Semiconductor Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, as filed with the Securities and Exchange Commission (“SEC”) on September 9, 2004, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to Volterra Semiconductor Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, as filed with the SEC on November 1, 2007, and incorporated by reference herein.
(3)	Previously filed as the correspondingly numbered exhibit to Volterra Semiconductor Corporation’s Registration Statement on Form S-1 (No. 333-115614), as filed with the SEC on May 19, 2004, as amended, and incorporated by reference herein.
(4)	Filed herewith.
(5)	Previously filed as Exhibit 10.4 to Volterra Semiconductor Corporation’s Annual Report on Form 10-K, as filed with the SEC on March 1, 2005, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.5 to Volterra Semiconductor Corporation’s Annual Report on Form 10-K, as filed with the SEC on March 8, 2011, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.6 to Volterra Semiconductor Corporation’s Annual Report on Form 10-K, as filed with the SEC on March 8, 2007, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on March 7, 2012.

Volterra Semiconductor Corporation

By:	/s/ Jeffrey Staszak
Jeffrey Staszak
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Jeffrey Staszak and Mike Burns, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Staszak Jeffrey Staszak	President, Chief Executive Officer and Director (Principal Executive Officer)	March 7, 2012

/s/ Mike Burns Mike Burns	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2012

/s/ Fu-Tai Liou Fu-Tai Liou	Director	March 7, 2012

/s/ Chris Paisley Chris Paisley	Director	March 7, 2012

/s/ Ralph Quinsey Ralph Quinsey	Director	March 7, 2012

/s/ Edward Ross Edward Ross	Director	March 7, 2012

/s/ Jeff Richardson Jeff Richardson	Director	March 7, 2012

/s/ Stephen Smith Stephen Smith	Director	March 7, 2012

EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Volterra Semiconductor Corporation.

4.2(2)	Amended and Restated Bylaws of Volterra Semiconductor Corporation.

4.3(3)	Specimen Stock Certificate.

5.1(4)	Opinion of Cooley LLP.

23.1(4)	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(5)	Volterra Semiconductor Corporation 2004 Equity Incentive Plan and form of related agreement.

99.2(6)	Volterra Semiconductor Corporation 2004 Non-Employee Directors’ Stock Option Plan, as amended, and form of related agreement.

99.3(7)	Volterra Semiconductor Corporation 2004 Employee Stock Purchase Plan, as amended.

(1)	Previously filed as Exhibit 3.1 to Volterra Semiconductor Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, as filed with the Securities and Exchange Commission (“SEC”)on September 9, 2004, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to Volterra Semiconductor Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, as filed with the SEC on November 1, 2007, and incorporated by reference herein.
(3)	Previously filed as the correspondingly numbered exhibit to Volterra Semiconductor Corporation’s Registration Statement on Form S-1 (No. 333-115614), as filed with the SEC on May 19, 2004, as amended, and incorporated by reference herein.
(4)	Filed herewith.
(5)	Previously filed as Exhibit 10.4 to Volterra Semiconductor Corporation’s Annual Report on Form 10-K, as filed with the SEC on March 1, 2005, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.5 to Volterra Semiconductor Corporation’s Annual Report on Form 10-K, as filed with the SEC on March 8, 2011, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.6 to Volterra Semiconductor Corporation’s Annual Report on Form 10-K, as filed with the SEC on March 8, 2007, and incorporated by reference herein.